EXHIBIT 99.1

Upland Software Reports Record Third Quarter 2017 Financial Results with 36% Revenue Growth and Raises Full Year 2017 Guidance
Company achieves greater than $100 million annualized revenue run rate for the first time.
AUSTIN, Texas, November 9, 2017 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced financial and operating results for the third quarter of 2017 and provided increased guidance for its fourth quarter and full year of 2017.
Third Quarter 2017 Financial Highlights

•	Total revenue was $26.1 million, an increase of 36% from $19.2 million in the third quarter of 2016.

•	Subscription and support revenue was $23.2 million, an increase of 36% from $17.0 million in the third quarter of 2016.

•
GAAP net loss was $3.5 million compared to a net loss of $2.4 million in the third quarter of 2016, principally as a result of one-time expenses related to the accretive acquisition of Waterfall in the current quarter that were not present in the third quarter of 2016 and a $0.7 million non-cash charge for the write-down of an unnecessary office lease from a recent acquisition.

•
Adjusted EBITDA was $8.3 million, an increase of 133% from $3.6 million in the third quarter of 2016. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the third quarter was $53.0 million.

"Q3 was another outstanding quarter with record 36% revenue growth, record Adjusted EBITDA, and the strategic and accretive acquisition of Waterfall," said Jack McDonald, chairman and chief executive officer of Upland Software. "We have now met or beat guidance in each of the 13 consecutive quarters since going public," he added. "Moreover, we are raising our guidance resulting in Q4 revenue growth of 35% and Adjusted EBITDA margins of 35% at the midpoints, continuing our strong momentum. Our pipeline of accretive acquisitions remains robust, and we have the operating and financial resources to execute."

Third Quarter Business Highlights

•	Expanded 173 existing customer relationships, including 23 major expansions, and added 94 new customer relationships, including 14 major accounts.

•
Delivered the first major release of our Upland RightAnswers Enterprise Knowledge Management solution to improve overall agent and self-service experience; improved the product foundation; and implemented the first phase of Upland's consistent, intuitive UI/UX.

•	Delivered a new cloud cost and usage management module, integrated with Amazon Web Services, for our ComSci ITFM offering.

•
Released seven customer-driven feature packs and product foundation enhancements that included updates to the mobile app in our web content management platform; multipart-SMS reporting improvements, new legislator and geocoding data, and performance improvements in our Upland Mobile Messaging platform; and performance and security enhancements for our Workflow Automation product family.

•	Continued to transition from a colocation data center strategy to Amazon Web Services to create a scalable, standard cloud environment in anticipation of ongoing customer growth.

Business Outlook
Upland provides quarterly and annual revenue guidance, updated, as appropriate, at each quarterly reporting period. For the fourth quarter of 2017, Upland expects reported total revenue to be between $25.6 and $26.6 million, including subscription and support revenue between $23.0 and $23.8 million, for growth in recurring revenue of 37% at the mid-point over the fourth quarter ended December 31, 2016. Adjusted EBITDA is expected to be between $8.8 and $9.4 million, for an Adjusted EBITDA margin of 35% at the mid-point, representing growth of 114% at the mid-point over the quarter-ended December 31, 2016.

Upland raises its 2017 annual revenue guidance range and expects a total reported revenue to be between $95.8 and $96.8 million, including subscription and support revenue between $83.7 and $84.5 million, for growth in recurring revenue of 28% at the mid-point over the year ended December 31, 2016. Adjusted EBITDA is expected to be between $29.4 and $30.0 million, for an Adjusted EBITDA margin of 31% at the mid-point, representing growth of 135% at the mid-point over the year ended December 31, 2016.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 72803764. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com for three months.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,500 customers and over 250,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, loss on debt extinguishment, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, and the related tax effect of the adjustments above.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Kaley Ganino
Upland Software
855-944-7526
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Subscription and support	$23,169	$17,029	$60,711	$48,490
Perpetual license	856	332	3,296	1,108
Total product revenue	24,025	17,361	64,007	49,598
Professional services	2,047	1,880	6,098	5,795
Total revenue	26,072	19,241	70,105	55,393
Cost of revenue:
Subscription and support	7,737	5,747	20,306	16,607
Professional services	1,376	1,045	3,838	3,775
Total cost of revenue	9,113	6,792	24,144	20,382
Gross profit	16,959	12,449	45,961	35,011
Operating expenses:
Sales and marketing	4,258	3,097	11,516	9,119
Research and development	4,092	3,737	11,572	11,701
Refundable Canadian tax credits	(195)	(115)	(424)	(340)
General and administrative	5,084	4,670	17,564	13,340
Depreciation and amortization	1,648	1,322	4,111	4,270
Acquisition-related expenses	4,399	1,047	10,368	4,855
Total operating expenses	19,286	13,758	54,707	42,945
Loss from operations	(2,327)	(1,309)	(8,746)	(7,934)
Other expense:
Interest expense, net	(2,277)	(709)	(4,372)	(1,932)
Loss on debt extinguishment	1,634	—	—	—
Other expense, net	(130)	(64)	(260)	(1,105)
Total other expense	(773)	(773)	(4,632)	(3,037)
Loss before provision for income taxes	(3,100)	(2,082)	(13,378)	(10,971)
Provision for income taxes	(406)	(308)	(1,553)	(569)
Net loss	$(3,506)	$(2,390)	$(14,931)	$(11,540)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.18)	$(0.14)	$(0.83)	$(0.71)
Weighted-average common shares outstanding, basic and diluted	19,380,519	16,702,062	18,043,365	16,339,983

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$52,976	$28,758
Accounts receivable, net of allowance	19,129	15,254
Prepaid and other	2,970	3,287
Total current assets	75,075	47,299
Canadian tax credits receivable	1,715	978
Property and equipment, net	3,462	4,356
Intangible assets, net	47,512	28,512
Goodwill	122,904	69,097
Other assets	179	346
Total assets	$250,847	$150,588
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,976	$1,268
Accrued compensation	3,869	2,541
Accrued expenses and other	8,897	5,505
Deferred revenue	31,842	23,552
Due to sellers	8,305	4,642
Current maturities of notes payable	1,701	2,190
Total current liabilities	58,590	39,698
Commitments and contingencies
Canadian tax credit liability to sellers	—	361
Notes payable, less current maturities	90,006	45,739
Deferred revenue	1,299	247
Noncurrent deferred tax liability, net	4,239	3,404
Other long-term liabilities	1,366	2,126
Total liabilities	155,500	91,575
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	174,990	124,566
Accumulated other comprehensive loss	(2,311)	(3,152)
Accumulated deficit	(77,334)	(62,403)
Total stockholders’ equity	95,347	59,013
Total liabilities and stockholders’ equity	$250,847	$150,588

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(14,931)	$(11,540)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,112	7,499
Deferred income taxes	698	251
Foreign currency re-measurement (gain) loss	(422)	(222)
Non-cash interest and other expense	416	196
Non-cash stock compensation expense	7,804	2,664
Loss on disposal of business	—	686
Non-cash loss on retirement of fixed assets	(18)	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	753	310
Prepaids and other	1,664	820
Accounts payable	1,736	(126)
Accrued expenses and other liabilities	789	(828)
Deferred revenue	(793)	1,425
Net cash provided by operating activities	5,808	1,135
Investing activities
Purchase of property and equipment	(443)	(886)
Purchase of customer relationships	(55)	(408)
Purchase business combinations, net of cash acquired	(61,108)	(11,846)
Net cash used in investing activities	(61,606)	(13,140)
Financing activities
Payments on capital leases	(1,098)	(1,320)
Proceeds from notes payable, net of issuance costs	54,683	14,925
Payments on notes payable	(11,319)	(1,560)
Issuance of common stock, net of issuance costs	42,629	197
Additional consideration paid to sellers of businesses	(5,361)	(1,484)
Net cash provided by financing activities	79,534	10,758
Effect of exchange rate fluctuations on cash	482	254
Change in cash and cash equivalents	24,218	(993)
Cash and cash equivalents, beginning of period	28,758	18,473
Cash and cash equivalents, end of period	$52,976	$17,480
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,966	$1,707
Cash paid for taxes	$1,463	$518
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$121	$802
Issuance of common stock in business combination	$—	$8,100

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(3,506)	$(2,390)	$(14,931)	$(11,540)
Add:
Depreciation and amortization expense	3,066	2,424	8,112	7,499
Interest expense, net	2,277	709	4,372	1,932
Other expense, net	130	64	260	1,105
Loss on debt extinguishment	(1,634)	—	—	—
Provision for income taxes	406	308	1,553	569
Stock-based compensation expense	1,884	1,100	7,804	2,664
Acquisition-related expense	4,399	1,047	10,368	4,855
Nonrecurring litigation expense	—	—	—	25
Purchase accounting deferred revenue discount	1,294	313	3,032	1,245
Adjusted EBITDA	$8,316	$3,575	$20,570	$8,354

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(3,506)	$(2,390)	$(14,931)	$(11,540)
Add:
Stock-based compensation expense	1,884	1,100	7,804	2,664
Amortization of purchased intangibles	2,493	1,781	6,285	5,629
Amortization of debt discount	296	67	416	196
Acquisition-related expense	4,399	1,047	10,368	4,855
Loss on debt extinguishment	(1,634)	—	—	—
Nonrecurring litigation expense	—	—	—	25
Purchase accounting deferred revenue discount	1,294	313	3,032	1,245
Tax effect of adjustments above	(84)	(81)	(242)	(240)
Non-GAAP net income (loss)	$5,142	$1,837	$12,732	$2,834

Weighted average ordinary shares outstanding, basic	19,380,519	16,702,062	18,043,365	16,339,983
Weighted average ordinary shares outstanding, diluted	20,633,820	17,250,700	19,169,180	16,721,515
Non-GAAP earnings per share, basic	$0.27	$0.11	$0.71	$0.17
Non-GAAP earnings per share, diluted	$0.25	$0.11	$0.66	$0.17

Upland Software, Inc.
Supplemental Financial Information
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Stock-based compensation:
Cost of revenue	$147	$13	$277	$28
Research and development	219	38	560	80
Sales and marketing	73	21	149	66
General and administrative	1,445	1,028	6,818	2,490
Total	$1,884	$1,100	$7,804	$2,664

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Depreciation:
Cost of revenue	$443	$472	$1,461	$1,383
Operating expense	130	171	366	487
Total	$573	$643	$1,827	$1,870

Amortization:
Cost of revenue	$975	$630	$2,540	$1,846
Operating expense	1,518	1,151	3,745	3,783
Total	$2,493	$1,781	$6,285	$5,629